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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-A/A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                COHEN & STEERS ADVANTAGE INCOME REALTY FUND, INC.
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             (Exact name of registrant as specified in its charter)

              Maryland                                     13-4124161
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

  757 Third Avenue, New York, New York                         10017
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(Address of principal executive offices)                    (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                    Name of each exchange on which
       to be so registered                    each class is to be registered
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              None
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
001-16469 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of class)

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                                (Title of class)




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                                EXPLANATORY NOTE

         This Form 8-A/A (the "Amendment") to Cohen & Steers Advantage Income Realty Fund's registration statement is being filed to serve as notice that the Form 8-A filed January 28, 2002 (File No. 001-16469) (the "Form 8-A") was incorrectly filed on behalf of Cohen & Steers Advantage Income Realty Fund as a result of an electronic transmission error and should be disregarded.
The Form 8-A was correctly filed on January 29, 2002 for the Cohen & Steers Quality Income Realty Fund, Inc. (File No. 001-31224).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                COHEN & STEERS ADVANTAGE INCOME REALTY FUND, INC.

                              By:   /s/ Martin Cohen
                                 --------------------------
                              Name:  Martin Cohen
                              Title: President

Date: February 12, 2002

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